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                                                                   EXHIBIT 10.23

                                 PROMISSORY NOTE


$7,816,875.00                                               November 1, 1999



         FOR VALUE RECEIVED, the undersigned, Good Catalog Company, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Domain.com, Inc. ("Lender"), on the earlier of November 1, 2002 or the date specified in the Loan Agreement hereinafter described, at the office of the Lender, c/o StarTek, Inc., 100 Garfield Street, 4th Floor, Denver, Colorado 80206 (or at such other place as the holder hereof shall designate by a notice in writing to the Borrower), the principal sum of SEVEN MILLION EIGHT HUNDRED SIXTEEN THOUSAND EIGHT HUNDRED AND SEVENTY FIVE DOLLARS ($7,816,875.00) in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal amount of such Loans, at such office, in like money and funds, from the date of each Loan and until such Loan shall be paid in full, at the rate per annum provided in the Loan Agreement.

         The Lender is hereby authorized by the Borrower to endorse on the schedule attached to this Note (or any continuation thereof) the amount of each Loan made by the Lender to the Borrower under the Loan Agreement, the date such Loan is made and the amount of each payment or prepayment of the principal of such Loan received by the Lender; provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower hereunder or under the Loan Agreement in respect of such Loan. Each such endorsement by the Lender shall constitute evidence of the accuracy thereof, absent manifest error.

         This Note is one of the Notes referred to in the Loan Agreement dated as of November 1, 1999 (said Agreement, as amended from time to time, herein called the "Loan Agreement"), among the Borrower, The Reader's Digest Association, Inc. and the Lender. This Note evidences Loans made by the Lender to the Borrower under the Loan Agreement issued by Lender. Capitalized terms used in this Note and not defined herein have the respective meanings assigned to them in the Loan Agreement. This Note is a pari passu obligation of the Borrower with the other Note referred to in the Loan Agreement and all payments made hereunder shall be made on a pari passu basis with such other Note based on the aggregate principal amount outstanding under this Note and such other Note at the time.

         Upon the occurrence of any Event of Default under the Loan Agreement, the principal hereof and accrued interest hereon shall become, or may be declared by the Agent under the Loan Agreement to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement. The Borrower may at its option prepay all or part of the principal of this Note before maturity upon the terms provided in the Loan Agreement.



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         This Note shall be governed by, and shall be construed in accordance with, the laws of the State of New York.

                                              GOOD CATALOG COMPANY



                                              By: /s/ James P. Steffensen
                                                  ----------------------------
                                                  Name: James P. Steffensen
                                                  Title: President


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